SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 14, 1999

                           COMPUTER MARKETPLACE, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             DELAWARE                 0-14731             33-0558415
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             (STATE OR OTHER        (COMMISSION         (IRS EMPLOYER
             JURISDICTION OF         FILE NUMBER)     IDENTIFICATION NO.)
             FORMATION)



                     1171 RAILROAD STREET, CORONA, CA      91720
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               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)



        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (909) 735-2102
                                                           --------------

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          (FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS.

         As of June 14, 1999, E-Taxi, Inc. ("E-Taxi"), a wholly owned subsidiary of Computer Marketplace, Inc. (the "Company"), entered into (i) a Stock Purchase Agreement (the "Stock Purchase Agreement") with all of the shareholders of SSPS, Inc., a California corporation ("SSPS"), pursuant to which E-Taxi has agreed to purchase, and the shareholders of SSPS have agreed to sell, approximately 94.6% of the outstanding shares of capital stock of SSPS, and (ii) a Membership Interest Purchase Agreement with all of the members of Impact Team International, LLC, a California limited liability company and an affiliate of SSPS ("Impact"), pursuant to which E-Taxi has agreed to purchase, and the members of Impact have agreed to sell, all of the outstanding membership interests of Impact. SSPS, and its operating divisions TRISTEP, GIG2GIG.COM, and IT WORLDNET.COM, and Impact, provide short term and long term temporary workforce solutions primarily to rapidly growing technology firms.

         The closing of the transactions contemplated by the Stock Purchase Agreement and the Membership Interest Purchase Agreement (the "Closing") are subject to the satisfaction of certain conditions, including without limitation, the execution and delivery of employment agreements with certain members of the senior management team of SSPS, the release of a principal stockholder of SSPS of his guaranty of certain indebtedness of SSPS, the waiver of certain rights of first refusal to purchase the shares of SSPS capital stock owned by a principal stockholder, the termination and release of certain obligations of SSPS under existing employment agreements and other customary conditions to closing. At the Closing, the Company will issue approximately 2.9 million shares of it's Common Stock and pay cash and notes of approximately $1.5 million for SSPS. The Company has also agreed to provide the sellers of the SSPS shares and the Impact interests with demand and piggyback registration rights.

         It is presently anticipated that the Company's acquisition of SSPS and Impact will occur during July 1999.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

Exhibits
--------

A. Stock Purchase Agreement, dated as of June 14, 1999, among E-Taxi, Inc. and all of the shareholders of SSPS, Inc.

B.       Membership  Interest Purchase Agreement dated as of June 14, 1999 among
         E-Taxi,   Inc.  and  all  of  the  interest   holders  of  Impact  Team
         International, LLC.

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

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                   COMPUTER MARKETPLACE, INC.



                                   By:    /s/ L. WAYNE KILEY
                                      ---------------------------------
                                      Name:   L. Wayne Kiley
                                      Title:  Chief Executive Officer
                                              and President


Dated:  July 2, 1999


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